                                                                       EXHIBIT 8

                SECOND AMENDED AND RESTATED INVESTMENT AGREEMENT

          Second Amended and Restated Investment Agreement dated as of June 30, 1999, (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among Transmedia Network Inc., a Delaware corporation (the "Company"), Samstock, L.L.C., a Delaware limited liability company ("Samstock"), EGI-Transmedia Investors, L.L.C., a Delaware limited liability company (formerly known as Transmedia Investors, L.L.C., "TNI") (each of the foregoing parties, other than the Company, together with Halmostock Limited Partnership, a Wyoming limited partnership ("Halmostock"), individually an "Investor" and collectively the "Investors"), and solely with respect to Section 5 of this Agreement, Robert M. Steiner, as trustee under declaration of trust dated March 9, 1983, as amended, establishing the Robert M. Steiner Revocable Trust ("Steiner Trust").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Stock Purchase and Sale Agreement, dated as of November 6, 1997, among the Company, Samstock and TNI (the "Purchase Agreement"), and that certain Assignment Agreement, dated as of March 3, 1998, among the Company, Samstock, TNI, and Halmostock, on March 3, 1998, the Company issued and sold to the Investors an aggregate of 2,500,000 newly issued shares (collectively, the "Shares") of the Company's Common Stock, par value $.02 per share ("Common Stock"), and warrants (collectively, the "Warrant") to purchase an additional 1,200,000 shares (collectively, the "Warrant Shares") of Common Stock;

         WHEREAS, in connection with the Purchase Agreement and the transactions contemplated thereby, the Company, Samstock, TNI and Halmostock entered into that certain Amended and Restated Investment Agreement, dated as of March 3, 1998 (the "First Amended Investment Agreement");

         WHEREAS, as of March 3, 1998, Samstock and Halmostock sold to the Steiner Trust an aggregate of 47,000 of the Shares and warrants to purchase an aggregate of 22,560 of the Warrant Shares, and the Steiner Trust executed a joinder to Section 5 of the First Amended Investment Agreement;

         WHEREAS, reference is made to that certain Credit Agreement dated as of the date hereof, 1999 (the "Loan Agreement"), by and among GAMI Investments, Inc., a Delaware corporation and an affiliate of Samstock and TNI ("GAMI") as lender, and each of the Company and its wholly-owned subsidiaries, Transmedia Restaurant Company, Inc., Transmedia Service Company, Inc., and TMNI International Incorporated, as borrowers, whereby GAMI loaned to the borrowers on the date hereof an aggregate principal amount of $10 million (the "Loan");

         WHEREAS, in connection with the Loan and as more particularly described in the Loan Agreement, the Company intends to implement a rights offering (the "Rights Offering") pursuant to which it is anticipated that the Company will distribute to all of its stockholders of record as of record date to be determined, and on terms and conditions acceptable to GAMI, nontransferable rights to subscribe for and purchase an aggregate of up to $10,000,000 newly issued Series A senior convertible redeemable preferred stock of the Company, par value $.10 per share ("Preferred Stock"), to be established by the Company's Board of Directors in connection with the Rights Offering pursuant to a Certificate of Designation of Preferred Stock substantially in the form of Exhibit G to the Loan Agreement;

        WHEREAS, the Loan Agreement requires that the Company pay to GAMI 100% of the gross cash proceeds received by the Company from the Rights Offering to be applied by GAMI against obligations owed by the borrowers to GAMI under the Loan Agreement all as more particularly described in the Loan Agreement;

        WHEREAS, in order to assure the success of the Rights Offering, and the receipt by the Company of sufficient gross cash proceeds therefrom to repay all outstanding amounts under the Loan, Samstock has entered into that certain Standby Purchase Agreement with the Company, dated as the date hereof (the "Standby Purchase Agreement"), whereby Samstock has agreed to act as "Standby Purchaser" for a specified amount of shares of Series A Preferred Stock available for purchase upon the expiration of unexercised rights, all as more particularly set forth in the Standby Purchase Agreement;

        WHEREAS, in consideration of GAMI's obligations under the Loan Agreement and Samstock's obligations to act as Standby Purchaser under the Standby Purchase Agreement, the Loan Agreement and the Standby Purchase Agreement require the Company to issue to Samstock a warrant (the "Rights Offering Warrant"), substantially in the form of Exhibit A to the Standby Purchase Agreement, to purchase an aggregate of 1,000,000 shares (the "Rights Offering Warrant Shares") of the Company's Common Stock, upon the terms and subject to the conditions set forth in the Loan Agreement and the Standby Purchase Agreement;

        WHEREAS, the Company, Samstock, TNI, and Melvin Chasen and Iris Chasen, individuals residing in the State of Florida (together "Chasen"), have entered into an Amended and Restated Agreement Among Stockholders, dated as of March 3, 1998 (the "Agreement Among Stockholders");

        WHEREAS, the Company, Samstock, TNI and Halmostock, have entered into a Stockholders' Agreement, dated as of March 3, 1998 (the "Stockholders' Agreement");

        WHEREAS, the Company and each of the Investors other than Halmostock are entering into this Agreement, with the approval of at least a majority of Disinterested Directors (as defined in the First Amended Investment Agreement), to establish certain arrangements with respect to the relationships between them, and intend for this Agreement to amend, restate and supersede the First Amended Investment Agreement in its entirety, only with respect to the rights and obligations of each of the parties to the First Amended Investment Agreement other than Halmostock; it being understood that the First Amended Investment Agreement will continue in full force and effect with respect to the rights and obligations of Halmostock thereunder vis a vis each of the other Investors and the Company, and this Agreement will be read together with the First Amended Investment Agreement to determine the rights and obligations of all the Investors including Halmostock and the Company vis a vis all of them in respect of the subject matter of this Agreement and the First Amended Investment Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:




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                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 The terms "beneficial ownership," "person" and "group" shall have the respective meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof. The term "affiliate" shall have the meaning ascribed to such term pursuant to Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

         1.2 The "Combined Voting Power" at any measurement date shall mean the total number of votes which could have been cast in an election of directors of the Company had a meeting of the stockholders of the Company been duly held based upon a record date as of the measurement date if all Company Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

         1.3 "Company Voting Securities" shall mean, collectively, Common Stock, Preferred Stock, any other preferred stock of the Company that is entitled to vote generally for the election of directors, any other class or series of Company securities that is entitled to vote generally for the election of directors and any other securities, warrants, options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, Common Stock, Preferred Stock, any other Company preferred stock that is entitled to vote generally for the election of directors, or any other class or series of Company securities that is entitled to vote generally for the election of directors.

         1.4 "Disinterested Director" means Independent Directors who are "disinterested directors" as that term is used in Section 144 of the Delaware General Corporate Law.

         1.5    "Effective Date" means March 3, 1998.

         1.6    "Independent Director" means directors of the Company who
(i) are not current or former employees or officers of the Company, (ii) are not serving as designees of Samstock pursuant to Article IV hereof, (iii) are not 5% or greater stockholders of the Company, and (iv) have no financial interest in and are not otherwise associated with any of the Investors, the Company, any subsidiary of the Company or any of their respective affiliates, excluding, however, any equity interest of not more than 2% of any publicly-held entity. The term "associated" means having a business, financial or familial relationship that might reasonably be expected to affect the individual's judgment with respect to matters in which a member of the Zell Group might be interested.

         1.7 The "Maximum Permitted Voting Power" at any measurement date shall mean the Voting Power as of such measurement date of all Company Voting Securities, regardless of the holder thereof, (i) represented by the Shares or the Warrant Shares, (ii) outstanding as of the date hereof and subject to the Agreement Among Stockholders or the Stockholders' Agreement, (iii) issued by the Company after the date hereof and subject to the Agreement Among Stockholders or the Stockholders' Agreement upon issuance, or (iii) represented by the Preferred Shares, the Rights Offering Warrant Shares or the Preferred Stock Conversion Shares; provided, however, that, in the event that the Company issues any Company Voting Securities after the date hereof,







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


the Maximum Permitted Voting Power shall be adjusted so that the percentage of the Combined Voting Power represented by the Maximum Permitted Voting Power shall not be reduced.

         1.8 "Zell Affiliate" means Samstock, TNI and any of their respective affiliates under control of or common control with Samstock or TNI (exclusive of Halmostock, Chasen and their respective affiliates).

         1.9 "Zell Group" means (i) Samstock, (ii) TNI, (iii) any member of Samstock or TNI, (iv) any affiliate of any member of Samstock or TNI under control of, or common control with, such member, (v) Halmostock, (vi) any partner of Halmostock, (vii) any affiliate of any partner of Halmostock under control of, or common control with, Halmostock, and (viii) any corporations, partnerships, limited liability companies or other legal entities that are the affiliates of any of the foregoing, collectively; provided, however, that publicly held entities that might fall within this definition (a "Public Zell Affiliate") shall not be treated as affiliates of any member of the Zell Group hereunder unless any member of the Zell Group or any of its affiliates took any action, directly or indirectly, to suggest, encourage or assist such entity in taking the relevant action to be attributed to the Zell Group hereunder. For purposes of the preceding sentence and the similar clause appearing in the second sentence of Section 3.1, the failure of any member of the Zell Group or any of its affiliates, upon learning of a Public Zell Affiliate's action, to request that such Public Zell Affiliate refrain from taking such action because of the provisions of this Agreement will be deemed to constitute "encouraging or assisting" in such action.

         1.10 "Zell Associates" means any member of the Zell Group other than those persons or entities described in clauses (v) through (vii) of Section 1.9 and clause (viii) of Section 1.9 as it pertains to said clauses (v) through
(vii).

         1.11 "Preferred Shares" means the shares of Preferred Stock acquired by Samstock, TNI or other members of the Zell Group in the Rights Offering, including without limitation, any shares of Preferred Stock acquired pursuant to the Standby Purchase Agreement.

         1.12 "Preferred Stock Conversion Shares" means shares of Common Stock issuable upon conversion of Preferred Stock.

         1.13 "Standstill Provisions" means collectively Article III hereof in its entirety and Section 4.5 in its entirety.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Samstock and TNI jointly and severally represent and warrant to the Company and Chasen as follows:

         (a) Each of Samstock and TNI is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each of Samstock and TNI has the limited liability company power and authority to enter into this Agreement and perform its obligations hereunder.

         (b) This Agreement has been duly authorized, executed and delivered by each of Samstock and TNI and constitutes the legal, valid and binding agreement of each of Samstock and TNI, enforceable against each of them in accordance with the terms hereof.




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
         (c) Neither the execution and delivery of this Agreement nor the performance by Samstock or TNI of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or any agreement or instrument to which Samstock, TNI or their respective properties are bound or by which they are affected or any organizational documents of Samstock or TNI.

         (d) As of the Effective Date, no shares of Common Stock (other than the Shares and the Warrant Shares) were beneficially owned by Samstock or TNI.


         2.2   [Intentionally Omitted]

         2.3   The Company represents and warrants to Investors as follows:

         (a) The Company is a validly existing corporation under the laws of the jurisdiction of its organization and has the corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof.

         (c) Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or any agreement or instrument to which the Company is bound or by which it is affected or any charter documents of the Company.

         (d) The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by the Board of Directors of the Company (the "Board") and have been approved by a majority of the Disinterested Directors of the Company (within the meaning of

Section 3.1 of the First Amended Investment Agreement), and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company.



                                   ARTICLE III
                              STANDSTILL AGREEMENT

         3.1 Acquisition of Company Voting Securities. Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, from and after the Effective Date and prior to the fifth anniversary of the Effective Date, no member of the Zell Group shall, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any Company Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate beneficial ownership of Company Voting Securities by the Zell Group to such number of Company Voting Securities that represents or possesses greater than the Maximum Permitted Voting Power. Notwithstanding the foregoing maximum limitations, (A) no member of the Zell Group shall be obligated to dispose of any Company Voting Securities beneficially owned in violation of such maximum limitations if, and solely to the extent that, its beneficial ownership is or will be increased solely as a result of (1) a repurchase of any Company Voting Securities by the Company or any of its subsidiaries if such repurchase was approved by a majority of the Disinterested Directors or (2) the purchase by any Public Zell Affiliate not otherwise constituting a part of the Zell Group in accordance with Section 1.9 hereof unless any member of the Zell Group took any action, directly or indirectly, to suggest, encourage or assist in such purchase, and (B) the foregoing shall not prohibit any purchase of Company Voting Securities directly from the Company pursuant to any rights, oversubscription rights or standby purchase obligations in connection with rights offerings by the Company or exercise of any stock options granted by the Company. For purposes of calculating the maximum limitations, all Company Voting Securities that are the subject of an agreement, arrangement or understanding pursuant to which the Zell Group or any member thereof has the right to obtain beneficial ownership of such securities in the future (including the Warrant Shares and the Rights Offering Warrant Shares to the extent the Warrant and the Rights Offering Warrant have not been exercised or has not expired) shall also be deemed to be outstanding and beneficially owned by the Zell Group or the applicable member thereof.

         3.2 Proxy Solicitations, etc. Prior to the fifth anniversary of the Effective Date, no member of the Zell Group shall solicit proxies, assist any other person in any way, directly or indirectly, in the solicitation of proxies, become a "participant" in a "solicitation" or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Disinterested Directors, submit any proposal for the vote of stockholders of the Company, in each case (a) without the prior approval of the majority of the Disinterested Directors or (b) other than with respect to Company Voting Securities (i) held by any member of the Zell Group or (ii) subject to the Agreement Among Stockholders or the Stockholders' Agreement.

         3.3 No Voting Trusts, Pooling Agreements, or Formation of "Groups". Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to the fifth anniversary of the Effective Date, no member of the Zell Group shall (a) form, join or in any other way participate in a partnership, pooling agreement, syndicate, voting trust or other "group" with respect to Company Voting

Securities other than (i) the Zell Group or (ii) with any Company stockholders who are parties to the Agreement Among Stockholders or the Stockholders' Agreement as of the date hereof or hereafter become parties to the Agreement Among Stockholders or the Stockholders' Agreement in each case in accordance with the terms thereof as a result of a sale, assignment or other transfer of Company Voting Securities that are subject to the Agreement Among Stockholders or the Stockholders' Agreement ("Other Covered Stockholders"); or (b) enter into any agreement or arrangement or otherwise act in concert with any other person other than a member of the Zell Group (provided such member of the Zell Group is itself bound by the terms of this Agreement), or a holder of any interest in any entity included within the Zell Group, for the purpose of acquiring, holding, voting or disposing of Company Voting Securities, other than with any Other Covered Stockholders.

         3.4 No Solicitation of Bidders. Prior to the fifth anniversary of the Effective Date, no member of the Zell Group shall directly or indirectly assist, encourage or induce any person to bid for or acquire outstanding Company Voting Securities (other than any Company Voting Securities held by the Zell Group) in any transaction or series of related transactions, unless the consummation of such transaction or series of related transactions requires approval of a majority of the Board of Directors. Prior to disclosing any confidential non-public information concerning the Company to such person, such person shall have executed and delivered to the Zell Group a confidentiality and standstill agreement on substantially the same terms as those set forth in the letter agreement dated July 16, 1997, entered into between the Company and an affiliate of Samstock and TNI in connection with the transactions contemplated by the Purchase Agreement, with such duration as shall be appropriate under the circumstances in the reasonable judgment of the Zell Group. Promptly upon the Zell Group entering into any written agreement or arrangement with such person concerning a transaction covered by this Section 3.4 (including such aforementioned confidentiality and standstill agreement), the Zell Group shall notify the Company's Board of Directors and provide the Company's Board of Directors with copies of the same; provided, however, that the mere sale of Company Voting Securities by any member of the Zell Group shall not constitute assisting, encouraging or inducing within the meaning of this Section 3.4.

         3.5 Non-Circumvention. Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to the fifth anniversary of the Effective Date, no member of the Zell Group shall take any action, alone or in concert with any other person to circumvent the limitations of the provisions of Article III of this Agreement. Without limiting the generality of the foregoing, without such approval no member of the Zell Group shall (i) present to the Company or to any third party any proposal that can reasonably be expected to result in any increase beyond the Maximum Permitted Voting Power of Company Voting Securities beneficially owned in the aggregate by the Zell Group,
(ii) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions that would result in any increase beyond the Maximum Permitted Voting Power of Company Voting Securities beneficially owned in the aggregate by the Zell Group, or (iii) initiate, request, induce or attempt to induce or give encouragement to any other person to initiate any proposal that can reasonably be expected to result in any increase beyond the Maximum Permitted Voting Power of Company Voting Securities beneficially owned in the aggregate by the Zell Group.


                                   ARTICLE IV
                VOTING OF COMPANY SECURITIES AND RELATED MATTERS

         4.1 Each member of the Zell Group that is a holder of record of Company Voting




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Securities shall be present, and each member of the Zell Group that is a beneficial owner of Company Voting Securities shall cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of the Company so that all Company Voting Securities owned of record or beneficially by the Zell Group may be counted for the purpose of determining the presence of a quorum at such meetings.

         4.2 So long as Samstock is entitled to designate any directors in accordance with the provisions of this Article IV, except to the extent otherwise provided herein, the Company shall take all necessary or appropriate action to assist in the nomination and election as directors of (i) that number of individuals specified in this Article IV designated by Samstock to be elected as directors of the Company (provided, with respect to designees designated under Sections 4.4 and 4.6 only, such designees are reasonably acceptable to the Independent Directors at the time of their designation), and (ii) two Independent Directors. All persons to be so designated as Independent Directors shall be individuals selected by a majority of the Independent Directors then in office and shall be mutually acceptable to Samstock on the one hand and a majority of the Independent Directors on the other hand. The Company hereby agrees and acknowledges that Sam Zell, F. Philip Handy, Rod Dammeyer and Steven
J. Halmos are reasonably acceptable to the Independent Directors as directors of the Company. The Company hereby agrees and acknowledges that Lester Wunderman is reasonably acceptable as an Independent Director. The Company further agrees that one position on the Board of Directors of the Company is intended to be filled by the chief executive officer to be selected by the Board of Directors of the Company, and that in no event shall the chief executive officer of the Company count as a designee of Samstock. Samstock shall cause its designees on the Board of Directors of the Company to take all necessary or appropriate action to assist in the nomination and election as directors of all such nominees as may be selected to serve as Independent Directors in the manner described above. Except in furtherance of the exercise of Samstock's rights pursuant to Section 4.7, the Zell Group and the directors designated by Samstock shall not vote (as stockholders or directors) in favor of, and shall not take any other action in furtherance of or seeking to cause, a reduction of the number of directors of the Company below seven directors or the removal of any Independent Directors.

         4.3 For purposes of this Agreement, directors "designated by Samstock" shall include directors designated by Samstock as anticipated by this
Article IV, and any other directors of the Company (other than the Company's chief executive officer) affiliated or associated with any member of the Zell Group.

         4.4 In addition to any other rights to designate directors of the Company under this Article IV, Samstock shall be entitled to designate the following number of directors pursuant to Section 4.2 hereof:

         (a) so long as the members of the Zell Group that have executed this Agreement as parties (the "Zell Contracting Parties") beneficially own collectively at least 15% of the Combined Voting Power of all Company Voting Securities (including, for these purposes, the Warrant Shares and the Rights Offering Warrant Shares issuable upon exercise of the Warrant and the Rights Offering Warrant, respectively, until such time as the Warrant or the Rights Offering Warrant, as applicable, expires), Samstock shall have the right to designate two directors of the Company, provided such designees are reasonably acceptable to the Independent Directors at the time of their designation (it being hereby acknowledged and agreed by the Company that each of Sam Zell, F. Philip Handy, Rod Dammeyer and Steven J. Halmos will be acceptable to the Company at the time of designation); and

         (b) so long as the Zell Contracting Parties beneficially own less than 15%, but at least




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


5% of the Combined Voting Power of all Company Voting Securities (as so calculated), Samstock shall have the right to designate one director of the Company, provided such designee is reasonably acceptable to the Independent Directors at the time of his or her designation (it being hereby acknowledged and agreed by the Company that each of Sam Zell, F. Philip Handy, Rod Dammeyer and Steven J. Halmos will be acceptable to the Company at the time of designation);

         provided, however, that at any time when the Zell Contracting Parties shall no longer beneficially own at least 15% of the Combined Voting Power of all Company Voting Securities (as so calculated), Samstock shall cause one of its two designees under this Section 4.4 (but not those, if any, designated under Section 4.7 hereof) to resign forthwith such that only one designee under this Section 4.4 remains on the Board of Directors of the Company; and provided, further, that at any time when the Zell Contracting Parties shall no longer beneficially own at least 5% of the Combined Voting Power of all Company Voting Securities (as so calculated), Samstock shall not have the right to designate any directors of the Company under this Section 4.4, Samstock's rights under this Section 4.4 shall terminate, Samstock shall cause its designees under this
Section 4.4 (but not those, if any, designated under Section 4.7 hereof) to resign forthwith such that no designee of Samstock under this Section 4.4 remains on the Board of Directors of the Company and all of the covenants under
Article IV of this Agreement pertaining to Samstock's designees under Section
4.4 shall lapse and no longer be of any force or effect. In addition, all of the covenants under Article III of this Agreement shall lapse and no longer be of any force or effect if for any reason any of the director designees who are designated by Samstock pursuant to the rights granted by this Article IV, and, with respect to any of the director designees who are designated by Samstock under Sections 4.4 or 4.6 only, are reasonably acceptable to the Independent Directors at the time of their designation in accordance with Sections 4.2, 4.4 and/or 4.6, shall not be nominated for election as a director of the Company with the unanimous recommendation of all of the directors of the Company (other than those directors designated by Samstock pursuant to this Article IV) at the next election of directors of the Company following Samstock's designation. At any time when Samstock shall have the right to designate any directors pursuant to this Article IV, the Company shall not increase the number of directors to more than seven directors without the prior written consent of Samstock, except in furtherance of the exercise by Samstock of its rights under Section 4.6 or
Section 4.7.

         4.5 Except as expressly set forth above, the Investors shall vote all Company Voting Securities owned of record by the Investors and shall cause all Company Voting Securities owned beneficially by the Investors to be voted with respect to the election or removal of directors of Company, (a) either (i) in accordance with the recommendations of a majority of the Disinterested Directors, or (ii) in the same proportions (including abstentions) as the holders of record of Company Voting Securities other than those beneficially owned by the Zell Group that are entitled to vote on the election of directors (or such other matter) vote their Company Voting Securities, provided, however, that notwithstanding the foregoing subparagraph (a), the Investors may at all times vote their Company Voting Securities for the election or retention of any directors designated by Samstock in accordance with this Article IV.

         4.6. Notwithstanding anything to the contrary in this Agreement, in addition to any other rights to designate directors of the Company under this
Article IV, in the event Samstock, pursuant to the Standby Purchase Agreement, purchases more than 25% of the total number of shares of Preferred Stock issued by the Company in the Rights Offering (exclusive of those shares of Preferred Stock purchased by Samstock pursuant to its basic subscription privilege or its obligation to purchase shares of Preferred Stock not purchased by TNI or TNI's members pursuant to its or their basic subscription privileges), Samstock shall have the right to designate one additional director to the Company, which individual may be designated in Samstock's sole discretion without obtaining the acceptance or approval of the Disinterested Directors or any other person or entity, to serve for a period of three years or, if earlier, until the time when the Zell Contracting Parties shall no longer beneficially own at least 15% of the Combined Voting Power of all Company Voting Securities (including, for these purposes, the Warrant Shares and the Rights Offering Warrant Shares issuable upon exercise of the Warrant and the Rights Offering Warrant, respectively, until such time as the Warrant or the Rights Offering Warrant, as applicable, expires), in which event, Samstock shall cause its designee under this Section 4.6 (but not those designees, if any, designated under Section 4.7 hereof) to resign forthwith.

         4.7 Notwithstanding anything to the contrary in this Agreement, in addition to any other rights to designate directors of the Company under this
Article IV, upon the occurrence of any Event of Default (as defined in the Loan Agreement), and at any time thereafter during the continuance thereof, Samstock shall have the right to designate such additional number of directors (which individuals may be designated in Samstock's sole discretion without obtaining the acceptance or approval of the Disinterested Directors or any other person or entity), and the Company shall take all necessary or appropriate action to increase the number of directors constituting the Company's Board of Directors and/or use its reasonable best efforts to obtain resignations of individuals then serving as directors (other than directors designated by Samstock), and assist in the nomination and election as directors such additional designees of Samstock, such that, after taking such actions into account, the number of individuals designated by Samstock under this Article IV serving as directors of the Company shall constitute at least a majority of the total number of directors, effective as soon as practicable, but in any event no later than two
(2) business days after Samstock notifies the Company in writing of its intent to exercise the right provided herein and the identity of the individuals Samstock desires to designate (and, if applicable, the individuals Samstock desires to resign).

         4.8 Notwithstanding anything to the contrary in this Agreement, automatically upon the occurrence of an Event of Default (as defined in the Loan Agreement) and the expiration of any and all cure periods, if any, applicable thereto, without further action or notice by any party, the Standstill Provisions shall lapse in their entirety and no longer be of any force or effect with respect to the Zell Associates, and none of the Standstill Provisions shall be enforceable against any Zell Associate, as if such Standstill Provisions had never existed; it being understood, that this provision shall not apply to any members of the Zell Group other than the Zell Associates, and notwithstanding the foregoing the Standstill Provisions shall continue in full force and effect with respect to any members of the Zell Group other than the Zell Associates.

                                    ARTICLE V
                               REGISTRATION RIGHTS

         5.1   Definitions. For purposes of this Article V:

         (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act").

         (b) The term "Registrable Securities" means shares of Common Stock or Preferred Stock held, from time to time, by any member of the Zell Group or any Other Covered Stockholders.

         (c)   The term "Holder" means any (i) Zell Contracting Party,
(ii) Other Covered Stockholder who is a party hereto or who executes and delivers to the Company a joinder agreement, agreeing to be legally bound by this Article V, and (iii) the Steiner Trust, in each case who owns of record Registrable Securities.

         (d) The term "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Act.

         (e) The term "Shelf Registration Statement" means a registration statement intended to effect a shelf registration in connection with a Rule 415 Offering.

         5.2   Shelf Registrations.

         (a) Shares and Warrant Shares. As soon as practicable after the Effective Date, but in any event no later than ninety (90) days after the Effective Date, the Company shall prepare and file with the SEC a Shelf Registration Statement (which shall include pledgees of any selling stockholder under the caption "plan of distribution" contained in such Shelf Registration Statement) with respect to all Shares and Warrant Shares and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such registration statement effective until such time as all Shares and Warrant Shares have been sold or disposed of thereunder or sold, transferred or otherwise disposed of (other than pursuant to a pledge of such Registrable Securities) to a person that is not a Holder or, with respect to any Warrant Shares for which the Warrant has not been exercised prior to its expiration, until such time as the Warrant has expired. Notwithstanding the foregoing, if the Company shall furnish to Samstock a certificate signed by the Chief Executive, Chief Operating, or Chief Financial Officer of the Company stating that, in the good faith judgment of a majority of the Disinterested Directors, it would be materially detrimental to the Company for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the Samstock's request; provided, however, that the Company may not utilize this right more than once in any 12-month period.

         (b) Additional Shares. If the Company shall at any time receive a written request from Samstock (or its designee) on behalf of any Zell Affiliates who are the Holders of Registrable Securities that the Company file a Shelf Registration Statement with respect to any Registrable Securities, then, within sixty (60) days after the receipt of such request, the Company shall prepare and file with the SEC a Shelf Registration Statement (which shall include pledgees of any selling stockholder in the "plan of distribution") with respect to all Registrable Securities which the Holders request to be registered and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such Shelf Registration Statement effective until such time as all Registrable Securities covered thereby have been sold or disposed of thereunder or sold, transferred or otherwise disposed of (other than pursuant to a pledge of such Registrable Securities) to a person that is not a Holder. The rights to cause the Company to file a Shelf Registration Statement under this
Section 5.2(b) shall be in addition to the rights to cause the Company to file a Shelf Registration Statement under Section 5.2(a). Notwithstanding the foregoing, if the Company shall furnish to Samstock a certificate signed by the Chief Executive, Chief Operating, or Chief Financial Officer of the Company stating that, in the good faith judgment of a majority of the Disinterested Directors, it would be materially detrimental to the Company for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the Samstock's request; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

         (c) Schedule 13D Statement. Samstock and TNI covenant and agree that they will, and that they shall cause each Zell Affiliate which shall at any time hold Shares and/or Warrant Shares subject to Section 5.2(a) hereof, or Preferred Shares, Preferred Stock Conversion Shares and/or Rights Offering Warrant Shares subject to Section 5.2(d) hereof, to include in any Schedule 13D filed by or on behalf of such Holder a statement to the effect that such Shelf Registration Statement was put in effect for the sole purpose of facilitating such Holder's ability to margin its stock and does not represent any present intention on behalf of the Holder to dispose of any Shares, Warrant Shares, Preferred Shares, Preferred Stock Conversion Shares or Rights Offering Warrant Shares covered thereby.

         (d) Preferred Shares, Preferred Stock Conversion Shares and Rights Offering Warrant Shares. As soon as practicable after the closing of the Rights Offering, but in any event no later than ninety (90) days thereafter, the Company shall prepare and file with the SEC a Shelf Registration Statement (which shall include pledgees of any selling stockholder under the caption "plan of distribution" contained in such Shelf Registration Statement) with respect to all Preferred Shares, Preferred Stock Conversion Shares and Rights Offering Warrant Shares and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such registration statement effective until such time as all Preferred Shares, Preferred Stock Conversion Shares and Rights Offering Warrant Shares have been sold or disposed of thereunder or sold, transferred or otherwise disposed of (other than pursuant to a pledge of such Registrable Securities) to a person that is not a Holder or, with respect to any Rights Offering Warrant Shares for which the Rights Offering Warrant has not been exercised prior to its expiration, until such time as the Rights Offering Warrant has expired. Notwithstanding the foregoing, if the Company shall furnish to Samstock a certificate signed by the Chief Executive, Chief Operating, or Chief Financial Officer of the Company stating that, in the good faith judgment of a majority of the Disinterested Directors, it would be materially detrimental to the Company for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the Samstock's request; provided, however, that the Company may not utilize this right more than once in any 12-month period.

         5.3 Additional Obligations of the Company. Whenever the Company has filed a Shelf Registration Statement under this Article V, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered thereby.

         (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such Shelf Registration Statement owned by them.

         (c) Use its best efforts to register and qualify the securities covered by such Shelf Registration Statement under such other securities or Blue Sky laws of such states or other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not so subject.

         (d) Notify each Holder of Registrable Securities covered by such Shelf Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this
Section 5.2, each Holder acknowledges that the Company shall have the right to suspend the use of the prospectus forming a part of a Shelf Registration Statement if such offering would interfere with a pending corporate transaction or for other reasons until such time as an amendment to the Shelf Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Holder hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of such prospectus and ending at the time the Company gives the Holder notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for periods aggregating no more than 90 days in respect of any registration.

         5.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article V with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and as may be required from time to time to keep such registration current.

         5.5 Expenses of Shelf Registration. All expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 5.2 , including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. In no event shall the Company be obligated to bear any underwriting discounts or commissions or brokerage fees or commissions relating to Registrable Securities or the fees and expenses of counsel to the selling Holders.

         5.6 Indemnification. In the event any Registrable Securities are included in a Shelf Registration Statement under this Article V:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the affiliates of such Holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 5.6(b) exceed the gross proceeds from the offering received by such Holder.

         (c)   Promptly after receipt by an indemnified party under this Section
5.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.6. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party, (ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party, (iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party within a reasonable period of time, or (iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

         (d)   The obligations of the Company and the holders under this Section
5.6 shall survive the completion of any offering of Registrable Securities in a Shelf Registration Statement under this Article V.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

         5.7 Reports Under the Exchange Act. With a view to making available to the holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

         (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information (and the Company shall take such action) as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         5.8 No Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article V may only be assigned by a Holder to a transferee or assignee of any Registrable Securities if (i) such transferee or assignee is a Zell Contracting Party and
(ii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         5.9 Waiver Procedures. The observance by the Company of any provision of this

Article V may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holders of a majority of the Registrable Securities, and any waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities.

         5.10 "Market Stand-off" Agreement. Any Holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such Holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 180 days following, the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

         5.11 Listing of Shares. The Company shall use its commercially reasonable efforts to cause (i) the Shares, (ii) upon exercise of the Warrant, the Warrant Shares, (iii) the Preferred Shares, (iv) upon conversion of the Preferred Shares, the Preferred Stock Conversion Shares, and (v) upon exercise of the Rights Offering Warrant, the Rights Offering Warrant Shares, to be listed on the New York Stock Exchange as soon as practicable.


                                   ARTICLE VI
                                 CONFIDENTIALITY

6.1      Confidential Material.

         (a)   Definitions.  For purposes of this Section 6.1:

               (i) The term "Confidential Material" means all information, whether oral, written or otherwise (including any information furnished prior to the execution of this Agreement), furnished by the Company to any member of the Zell Group or any of the Representatives (as defined below), and all notes, reports, analyses, compilations, studies and other materials prepared by the Zell Group or any of the Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing or based upon, in whole or in part, any such information, and the fact that such information has been delivered to the Zell Group or any of its Representatives. The term "Confidential Material" does not include information which is or becomes generally available to the public other than as a result of a disclosure by any member of the Zell Group or any of the Representatives or becomes available to any member of the Zell Group or any of the Representatives on a non-confidential basis from any source that is not known by such member of the Zell Group or such Representative to be bound by an obligation of confidentiality to the Company.

               (ii) The term "Representatives" shall mean any and all employees, agents, financial advisors, partners, affiliates or other representatives of any member of the Zell Group.

         (b) Each member of the Zell Group and each of the Representatives will preserve the confidentiality of the Confidential Material and will not disclose any of the Confidential Material in any manner whatsoever; provided, however, that (i) the Zell Group may make any disclosure of such information to which the Company gives its prior consent, (ii) any of such information may be disclosed to the Representatives who need to know such information, and who are informed of the confidential nature of the Confidential Material and of the terms of this Section 6.1 and who agree to keep such information confidential, (iii) any member of the Zell Group may make any disclosure of such information in connection with any activity which such member of the Zell Group reasonably believes to be in the best interests of the Company and not prohibited by this Agreement, provided the recipient of such information is informed of the confidential nature of the Confidential Material and of the terms of this Section 6.1 and agrees to keep such information confidential and (iv) any member of the Zell Group may make any disclosure of such information to any other member of the Zell Group. In any event, the Zell Group will be responsible for any actions by the Representatives which are not in accordance with the provisions hereof.

         (c) If any member of the Zell Group or any of the Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any Confidential Material or such person's opinion, judgment, view or recommendation concerning the Company as developed from the Confidential Material, the Zell Group agrees (i) to promptly notify the Company of the existence, terms and circumstances surrounding such a request, (ii) to the extent possible, to consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of counsel to the relevant member of the Zell Group, the Zell Group is legally compelled to disclose, and to cooperate with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

         (d) Each Investor hereby acknowledges that the United States securities laws prohibit, in certain circumstances, any person who has received from an issuer material, non-public information, including certain information that may be part of the Confidential Material, while such information is non-public, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         (e) This Section 6.1 shall survive until the earlier of the fifth anniversary of this Agreement or two years following the date of termination of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1.  [Intentionally deleted]

         7.2. Term of Agreement; Certain Provisions Regarding Termination. Unless this Agreement specifically provides for earlier or later termination with respect to any particular right or obligation, this Agreement shall terminate if the Zell Group shall, at any time, sell or otherwise dispose of or otherwise cease to own Company Voting Securities such that the Zell Group beneficially owns in the aggregate Company Voting Securities representing less than 5% of the Combined Voting Power of all Company Voting Securities (calculated in accordance with Section 3.1 and including the Shares and, to the extent the Warrant has not been exercised or has not expired, the Warrant Shares).

         7.3 Legend and Stop Transfer Order. To assist in effectuating the provisions of this Agreement, each of the Investors hereby consents to the placement, in connection with the transactions contemplated by the Purchase Agreement and the Standby Purchase Agreement or otherwise within 10 business days after any Company Voting Securities become subject to the provisions of this Agreement, of the applicable legend specified below on all certificates representing ownership of Company Voting Securities owned of record or beneficially by any member of the Zell Group, until such shares are sold, transferred or disposed in a manner permitted hereby to a person who is not then a member of the Zell Group. The Company agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Company Voting Securities being made to a person who is not then a member of the Zell Group in compliance with the provisions of this Agreement.

         Certificates representing any Shares or Warrant Shares held by Samstock or TNI shall contain a legend, in substantially the following form:

                  The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer contained in the Second Amended and Restated Investment Agreement dated as of June 30, 1999, the Amended and Restated Agreement Among Stockholders dated as of March 3, 1998, and the Stockholder's Agreement dated as of March 3, 1998, in each case, to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

         Certificates representing any Preferred Shares, the Rights Offering Warrant Shares or the Preferred Stock Conversion Shares held by Samstock or TNI shall contain a legend, in substantially the following form:

                  The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer contained in the Second Amended and Restated Investment Agreement dated as of June 30, 1999, to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

         Certificates representing any Shares or Warrant Shares held by Halmostock shall contain a legend, in substantially the following form:

                  "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer contained in the Second Amended and Restated Investment Agreement dated as of June 30, 1999, and the Stockholders' Agreement dated as of March 3, 1998, in each case, to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

         7.4      Remedies.

         (a) Each of the Investors and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other party (or its affiliates) without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

        (b) In addition to any other remedy the Company may have under this Agreement or in law or equity, if any member of the Zell Group shall acquire or transfer any Company Voting Securities in violation of this Agreement, such Company Voting Securities which are in excess of the number permitted to be owned or controlled by the Zell Group or which have been transferred by a member of the Zell Group in violation of the provisions of this Agreement may not be voted by the owner thereof or any proxy therefor.

         7.5 Additional Zell Group Parties; Several Obligations. All of the liabilities and obligations under this Agreement: (a) of members of the Zell Group who are Zell Affiliates shall be joint and several; (b) as between members of the Zell Group who are Zell Affiliates, on the one hand, and any other persons or groups who are not Zell Affiliates, on the other hand, shall be several and not joint. Notwithstanding anything to the contrary in this Agreement, in no event shall any member of the Zell Group who is a Zell Affiliate be responsible in any manner for any liability or obligation of any person or group who is not a Zell Affiliate. Notwithstanding anything to the contrary in this Agreement, in no event shall any member of the Zell Group who is not a Zell Affiliate be responsible in any manner for any liability or obligation of any person or group who is a Zell Affiliate. Notwithstanding anything to the contrary in this Agreement, no natural person or entity that is not a signatory party to this Agreement shall have any liability or obligation under this Agreement, except as otherwise provided in Section 7.12 of this Agreement. Each member of the Zell Group that shall become or have the right to become the beneficial owner, within the meaning and scope of Section 3.1 hereof, of Company Voting Securities shall, promptly upon becoming such owner or holder, execute and deliver to the Company a joinder agreement, agreeing to be legally bound by this Agreement to the same extent as if it had signed this Agreement as an original signatory as a member of the Zell Group (each such member of the Zell Group, a "Zell Contracting Party"); provided that failure to execute such an agreement shall not excuse such member's non-compliance with any provision of this Agreement. No member of the Zell Group shall transfer securities to another member of the Zell Group unless the transferee shall agree to be bound by this Agreement in the manner specified above in this Section 7.5.

         7.6 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

                                            if to Samstock or TNI:

                                            Samstock, L.L.C.
                                            Two N. Riverside Plaza - Suite 600
                                            Chicago, IL  60606
                                            Attention: General Counsel
                                            Fax: (312) 454-0335

                                            if to Halmostock:

                                            Halmostock Limited Partnership
                                            21 W. Las Olas Boulevard
                                            Ft. Lauderdale, FL 33301
                                            Attention:  Steven J. Halmos
                                            Fax: (954) 760-4983

                                            with an additional copy to:

                                            Kenny Nachwalter Seymour
                                               Arnold Critchlow & Spector, P.A.
                                            1100 Miami Center
                                            201 South Biscayne Boulevard
                                            Miami, Florida 33131-4327
                                            Attention:  Thomas H. Seymour, Esq.
                                            Fax: (305) 372-1861

                                            if to the Company:

                                            Transmedia Network Inc.
                                            11900 Biscayne Boulevard
                                            Miami, Florida  33181
                                            Attention:  Chief Executive Officer
                                            Fax: (305) 892-3342

                                            with a copy to:

                                            Morgan, Lewis & Bockius LLP
                                            101 Park Avenue
                                            New York, New York  10178
                                            Attention:  Stephen P. Farrell, Esq.
                                            Fax:  (212) 309-6273

                                            If to the Steiner Trust:

                                            Robert M. Steiner, as trustee
                                            64 East Elm Street
                                            Chicago, Illinois 60611
                                            Fax:  (312) 983-8985

         7.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

         7.8 Amendments. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto; provided, however, that any amendment executed by the Company must prior thereto be approved by a majority of the Disinterested Directors then in office.

         7.9 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

         7.10 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         7.11 Counterparts; Facsimile Signatures. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

         7.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         7.13 Assignments. This Agreement may not be assigned without the prior written consent of each party hereto, and any attempt to effect an assignment hereof without such consent shall be void.

         IN WITNESS WHEREOF, each of the Investors and the Company have executed this Second Amended and Restated Investment Agreement as of the date first above written.


                                       INVESTORS:

                                       EGI-TRANSMEDIA INVESTORS, L.L.C.

                                       /s/  Donald J. Liebentritt
                                       --------------------------------------
                                       By:  Donald J. Liebentritt
                                            Vice President

                                       SAMSTOCK, L.L.C.

                                       /s/  Donald J. Liebentritt
                                       --------------------------------------
                                       By:  Donald J. Liebentritt
                                            Vice President


                                       SOLELY FOR PURPOSES OF SECTION 5 HEREOF:

                                       STEINER TRUST:


                                       /s/ Robert M. Steiner, Trustee
                                       --------------------------------------
                                       Robert M. Steiner, as trustee under
                                       declaration of trust dated March 9, 1983,
                                       as amended, establishing the Robert M.
                                       Steiner Revocable Trust

                                       COMPANY:

                                       TRANSMEDIA NETWORK INC.


                                       /s/ Gene Henderson
                                       --------------------------------------
                                       By: Gene Henderson, President and
                                           Chief Executive Officer